UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 25, 2014

SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
951 SanDisk Drive, Milpitas, California 95035
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 801-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2014, SanDisk Corporation (the “Registrant”) entered into new Change of Control Executive Benefits Agreements (the “New Agreements”) with two of its named executive officers: Ms. Judy Bruner, the Registrant’s Executive Vice President, Administration and Chief Financial Officer, and Mr. Sumit Sadana, the Registrant’s Executive Vice President and Chief Strategy Officer, which Agreements became effective on the same date they were entered into. The New Agreements supersede and replace the prior Change of Control Executive Benefits Agreements (the “Prior Agreements”) between the Registrant and each of Ms. Bruner and Mr. Sadana, which, according to their terms, were scheduled to expire on October 6, 2014 and September 26, 2014, respectively. The New Agreements are substantially identical to the Prior Agreements and provide for certain benefits to be paid to the named executive officers in connection with a change of control and/or termination of employment with the Registrant under the circumstances described below.

Change of Control Benefits. Upon a “Change of Control” (as defined in the New Agreements) of the Registrant, for purposes of the named executive officer’s vesting in then outstanding and unvested performance-based equity awards, the named executive officer will be deemed to have met the performance objectives as of the end of the specified performance measuring period if the named executive officer remains an employee as of the end of such period. Any performance-based awards that do not vest solely by meeting the performance objectives shall continue to vest in accordance with the terms of the applicable award agreement by assuming the performance objective is met.

Severance Benefits—Termination of Employment in Connection with Change in Control. In the event the named executive officer’s employment is terminated by the Registrant (or a successor) without “Cause” (and not on account of the named executive officer’s death or disability) or by the named executive officer for “Good Reason” (as those terms are defined in the New Agreements) within three (3) months before or eighteen (18) months following a Change of Control of the Registrant (any such termination, a “Change of Control Termination”), the named executive officer will be entitled to severance pay that includes: (i) a lump sum cash payment equal to one and one-half times the sum of (A) the named executive officer’s annual base salary as of the Change of Control or termination of employment, whichever is greater, plus (B) the named executive officer’s annual target bonus for the calendar year of termination; (ii) for a period of eighteen (18) months following the month in which the termination date occurs (or, if earlier, until the date the named executive officer becomes eligible for coverage under the health plan of a future employer), premiums for continuation of the same or equivalent health insurance coverage for the named executive officer and his or her eligible dependents (if applicable) as the named executive officer was receiving immediately prior to the termination; (iii) accelerated vesting of the named executive officer’s equity awards to the extent outstanding on the termination date and not otherwise vested, with accelerated options to remain exercisable for one (1) year following the termination (subject to the maximum term of the option and to any right that the Registrant may have to terminate options in connection with the Change of Control); and (iv) if requested, for a period of twelve (12) months following the termination, executive-level outplacement benefits (which shall include at least resume assistance, career evaluation and assessment, individual career counseling, access to one or more on-line employment databases (with research assistance provided), and administrative support). If following a Change of Control, an excise tax imposed by Section 4999 of the Code would apply to any payments or benefits received by a named executive officer, then his or her benefits shall be either (i) paid in full or (ii) delivered to a lesser extent such that no portion would be subject to the excise tax, whichever results in the greatest after-tax benefit to the named executive officer.

The New Agreements are effective until either (i) mutually terminated by the parties or (ii) upon a termination of the named executive officer’s employment that does not constitute a Change of Control Termination, subject to a maximum term of four (4) years from their effective dates.

The foregoing summary of the New Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Change of Control Executive Benefits Agreement, a copy of which has been previously filed by the Registrant and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Document
10.1
Form of Change of Control Executive Benefits Agreement (previously filed as Exhibit No. 10.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 000-26734), filed on October 7, 2010 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 28, 2014
SANDISK CORPORATION

		By:	/s/ Judy Bruner
		Name:	Judy Bruner
		Title:	Executive Vice President, Administration and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document
10.1
Form of Change of Control Executive Benefits Agreement (previously filed as Exhibit No. 10.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 000-26734), filed on October 7, 2010 and incorporated herein by reference).